Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-109062) of our report dated January 21, 2003, except as to Note 18, which is as of February 28, 2003 relating to the financial statements and financial statement schedule, which appears in Quest Diagnostics Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Stamford, Connecticut
September 30, 2003